UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2025

Brookfield Asset Management Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-41563	98-1702516
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employee Identification No.)

Brookfield Place

250 Vesey Street, 15th Floor

New York, NY 10281-0221

(Address of Principal Executive Offices)

(212) 417-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Limited Voting Shares	BAM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 24, 2025, Brookfield Asset Management Ltd. (“BAM”) completed its inaugural offering of US$750,000,000 aggregate principal amount of 5.795% notes due 2035 (the “Notes”). In connection with the offering, on April 22, 2025, BAM entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters listed in Schedule II thereto. The Underwriting Agreement contains customary representations, covenants and indemnification provisions.

The offering of the Notes was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form F-10 (File No. 333-279599) filed by BAM with the Securities and Exchange Commission (the “Commission”) on May 22, 2024 (the “Registration Statement”). The Notes were offered and sold pursuant to BAM’s amended and restated base shelf prospectus, dated May 21, 2024, as supplemented by a final prospectus supplement, dated April 22, 2025, as filed with the Commission on April 23, 2025.

The Notes were issued pursuant to an Indenture, dated as of April 24, 2025 (the “Base Indenture”), by and among BAM, Computershare Trust Company of Canada, as Canadian Trustee (the “Canadian Trustee”), and Computershare Trust Company, National Association, as U.S. trustee (the “U.S. Trustee”), as supplemented by the First Supplemental Indenture, dated as of April 24, 2025 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and among BAM, the Canadian Trustee and the U.S. Trustee.

The Notes bear interest at 5.795% per annum and will mature on April 24, 2035. Interest on the Notes is payable on April 24 and October 24 of each year beginning October 24, 2025. BAM will be required to pay additional amounts in the event that BAM is required to withhold or deduct certain taxes by law or by the interpretation or administration thereof.

At any time and from time to time prior to January 24, 2035 (the date that is three months prior to the maturity date), BAM may redeem the Notes, in whole or in part, at a “make-whole” redemption price as described in the Indenture. At any time and from time to time on or after April 24, 2035, BAM may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to the redemption date as described in the Indenture. BAM may also redeem the Notes in the event of certain changes affecting Canadian withholding tax.

The Indenture contains certain restrictions, including a limitation that restricts BAM’s ability to incur liens. The Indenture also provides that BAM will be required to make an offer to purchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase upon the occurrence of certain change of control events.

The Underwriting Agreement, Base Indenture, First Supplemental Indenture, Consent of Torys LLP, Consent of Goodmans LLP and Consent of McMillan LLP are attached hereto as Exhibits 1.1, 4.1, 4.2, 23.1, 23.2 and 23.3 respectively, and are each incorporated by reference herein and in the Registration Statement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of April 22, 2025, by and among Brookfield Asset Management Ltd., as issuer, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters listed in Schedule II thereto.

4.1	Indenture, dated as of April 24, 2025, among Brookfield Asset Management Ltd., Computershare Trust Company of Canada and Computershare Trust Company, National Association.

4.2	First Supplemental Indenture, dated as of April 24, 2025, among Brookfield Asset Management Ltd., Computershare Trust Company of Canada and Computershare Trust Company, National Association.

23.1	Consent of Torys LLP, dated as of April 24, 2025.

23.2	Consent of Goodmans LLP, dated as of April 24, 2025.

23.3	Consent of McMillan LLP, dated as of April 24, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2025

Brookfield Asset Management Ltd.

By:	/s/ Kathy Sarpash
Name:	Kathy Sarpash
Title:	Managing Director, Legal & Regulatory and Corporate Secretary